b n v   e n e r g y   c o m p a n y   l l c

5100 Westheimer Suite 200
Houston, TX 77056

June 6, 2014

Glen Landry, CEO
Norstra Energy Inc
2860 Exchange Blvd, Suite 400
Southlake, TX 76092

Wolf Wiese, President
Super Nova Petroleum Corp.
#900-525 Seymour Street
Vancouver, B.C. Canada
V6B 3H7

Dear Glen and Wolf:

I look forward to a prosperous relationship of sharing learnings and commercial successes in the Milford Colony Lease and surrounding areas. As per our conversations, I propose that Norstra Energy Inc. ("Norstra"), Super Nova Petroleum Corp ("Super Nova"), and BNV energy company LLC ("BNV energy") hereby agree to the following Purchase and Farm-In Agreements:

Purchase Agreement:

1. BNV energy shall buy all right, title and interest to that certain acreage attached hereto, as "Exhibit A", and described immediately below:

2. Purchased acreage shall include a 100% working interest in 8/8ths of T17N-5W Sections 2,3,10 and 11 plus any portions of T18N-5W Section 35 that are not in the Milford Colony Lease Tracts, approximately 2964.45 acres in total. These currently belong 100% to Super Nova as part of the "Milford East Lands".

3. Payment in the sum of $22.50 per acre or $66,700 in total.

4. Payment of $35,000 shall be made upon signing. Payment of $31,700 shall be due July 15th.

5. Super Nova will retain 2% of 8/8ths overriding royalty in these purchased lands, subject to a maximum royalty interest and burdens on each section of 20%, and there will be no other obligations, burdens or restrictions to BNV energy company LLC.

5100 Westheimer Suite 200
Houston, TX 77056

6. Attached is a full copy of the Assignment as "Exhibit B" which shall be made to BNV energy company LLC or its designated assignee immediately upon last payment.

7. Super Nova agrees that any cash payments received from BNV energy will be firstly and immediately applied to payments currently or past due to Norstra from Super Nova for the Milford Colony Prospect. If for any reason the underlying payment to Norsta is not made, than this agreement and the associated agreement between Super Nova and Norstra which is subject to monthly payment shall be null and void.

8. Simultaneous to this agreement, we hereby agree to the Shallow Gas Farm-In Agreement, attached.

Shallow Gas Farm-In Agreement.

1. Simultaneous with the purchase agreement above, BNV energy agrees to farm-in a 60% working interest to tracts 5-7 of the Milford Colony Lease approximately 5382.56 acres in total.

2. BNV energy company LLC hereby agrees to fund 100% to drill two shallow gas exploration test wells, to approximately ~3000-4000 feet MD or sufficient to test the Eagle formation within the farm-in lands.

3. It is intended one well shall be within Tract 5 and one well within Tract 7, well locations subject to subsurface studies to be conducted by BNV energy.Purchase

4. Commencement of drilling activity or funding of one dry hole well at AFE estimate to '3000-4000' by Sept 30th. If funding of one dry hole at AFE or commencement of drilling should not occur by Sep. 30th than BNV energy will not be issued any shares of Norstra stock as part of this agreement (see below)

5. BNV energy shall endeavor to fund both wells back to back by September 30th. However should only one well be drilled or funded prior to winter weather, and be capable of producing commercially viable hydrocarbons a second well will be spudded or funded by June 15th of 2015. Under no circumstance shall the Norstra shares be issued to BNV energy until there has been performance by BNV energy. When the second well has been cased or plugged and abandoned, the Norstra shares will be issued.

6. Super Nova and Norstra hereby agree BNV energy will have an additional 24 months after rig-down of the second exploration gas well, to either deepen a well or drill an offset well to earn a 60% W.I. to the deepest depth or strata drilled in the farm-in lands. If no deepening or deeper well is drilled than Farm-In depth shall be to 5000' true vertical depth or the bottom of the Virgelle formation as displayed and agreed upon in the Soap Creek 13-31 well, whichever is deeper.

7. Should the two gas wells prove commercial, BNV energy agrees to finance and build gathering systems under a limited partnership or other appropriate business structure to monetize the gas. Super Nova will

have the option to join the gas gathering system as a 20% partner for up to 12 months after first sale at 20% of actual cost. Estimated budget is $500,000 for gas gathering. Norstra may make an offer at a later date to purchase the gathering system and charge a fee.

8. In consideration of cash payments helping Super Nova to become current on its Milford Colony obligations to Norstra and the value of Super Nova potentially generating commercial gas revenue at no additional cash investment, Super Nova hereby agrees BNV energy will receive: (a) 3,000,000 warrants of SNOVF stock immediately upon signing that is exercisable at 10 cents per share within 2 years of this agreement, subject to commercial sale of gas. (b) BNV energy will also receive 3,000,000 shares of SNOVF stock issued upon reaching total depth of the first gas well, and (c) $150,000 worth of SNOVF shares or cash issued at a minimum price of 5 cents per share upon reaching total depth of the second well at a price per share equal to the average of the prior 10 trading days' market close.

9. BNV energy and Norstra agree that any additional subsurface studies in the fairway that BNV energy may elect to conduct at its own expense is of material value to NORX and will be shared with Norstra and that the accelerated funding the first well by Sept 30th and subsequent contingent commitment to build gas gathering system leading to Norstra revenue is of material value to proving Norstra's business model. Norstra hereby agrees that BNV energy will receive 4,000,000 warrants of NORX stock exercisable at 12.5 cents the first year and 15 cents the second year immediately upon deposit of $400,000 in escrow to be used for drilling of the first well.

10. Upon drilling to total depth of first well, BNV energy will be assigned a 60% W.I in that Lease Tract with no further carry or drilling obligations. Upon drilling to total depth of second well, BNV energy will be assigned a 60% W.I in any remaining acreage which is the other 2 Tracts with no further drilling or carry obligations.

11. SNOVF will retain 2% of 8/8th overriding royalty in Milford Colony Tracts 5-7, subject to a maximum royalty interest and burdens on each section of 20%, which are currently 16-19.5%.

12. In the event Super Nova were to default on payments to Norstra and Norstra were to terminate its Milford Colony Farm-in agreement with Super Nova, BNV energy would receive any and all of Super Nova's rights titles, obligations and burdens to Tracts 5-7 including an acreage proration of remaining payment obligations to NORX, with 90 days to remedy.

13. If BNV energy were to fail to spud the first gas well by Sept 30th, 2014, the Shallow gas Farm-In agreement would terminate with no assignments to BNV energy of the Milford Colony Tracts 5-7.

14. Jurisdiction of this Shallow Gas Farm-In agreement shall be Vancouver

15. Any disagreements between parties shall be settled by arbitration

5100 Westheimer Suite 200
Houston, TX 77056

If the above correctly sets forth your understanding of our agreement, please indicate your acceptance below and return an executed copies of this Purchase Agreement with its attachments and the Assignment in "Exhibit B" to BNV energy company LLC.

By: ______________________
Ben Chu, Managing Member of LLC

By: ______________________
Wolf Wiese, President of Super Nova Petroleum Corp

By: ______________________
Glen Landry, CEO of Norsta Energy Inc.

Date agreed: ______________________

b n v   e n e r g y   c o m p a n y   l l c

5100 Westheimer Suite 200
Houston, TX 77056

If the above correctly sets forth your understanding of our agreement, please indicate your acceptance below and return an executed copies of this Purchase Agreement with its attachments and the Assignment in "Exhibit B" to BNV energy company LLC.

By: ______________________
Ben Chu, Managing Member of LLC

By: [signature]
Wolf Wiese, President of Super Nova Petroleum Corp

By: ______________________

Glen Landry, CEO of Norsta Energy Inc.

Date agreed: June 6th. 2014 Vancouver B.C.

EXHIBIT A

PURCHASED LEASES

All of the following leases are in Lewis and Clark County, State of Montana and recorded at the Lewis and Clark County Clerk and Recorders Office.

Township 17 North, Range 5 West M.P.M.
Lessor: Sheila Sorenson
Acres: 2557.90
Document # 3215369 Book M44 Page 6012
Section 2: Lots 1, 2 , 3 , 4 , S1/2N1/2, S1/2
Section 3: Lots 1, 2 , 3 , 4 , S1/2N1/2, S1/2
Section 10: All
Section 11: All

Lessor: Anita Wilson
Acres: 1280.02
Document # 3215372 Book M44 Page 6015
Section 2: Lots 1, 2 , 3 , 4 , S1/2N1/2, S1/2
Section 11: All

Lessor: Anita and Johnny Wilson
Acres: 637.88
Document # 3215370 Book M44 Page 6013
Section 3: Lots 1, 2 , 3 , 4 , S1/2N1/2, S1/2

Lessor: Anita and Johnny Wilson
Acres: 640.00
Document # 3215371 Book M44 Page 6014
Section 10: All

Township 18 North, Range 5 West M.P.M.
Lessor: Thompson Brothers Ranch
Acres: 406.55
Document # 3218141 Book M44 Page 8576
Section 35: All that part lying South and East of Montana State Highway 200 (ref Book 130 deeds, page 225)